EXHIBIT 99.3
                                ------------


                       Gloucester Bank & Trust Company
                    PROXY FOR SPECIAL MEETING IN LIEU OF
                 THE REGULAR ANNUAL MEETING OF SHAREHOLDERS
                                May 23, 1998
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       GLOUCESTER BANK & TRUST COMPANY

I, undersigned holder of common stock of Gloucester Bank & Trust Company, hereby appoint Robert J. Ryan, Sr. and David L. Marsh, or either of them, with the power of substitution, proxies of the undersigned to vote the shares of the undersigned at the Special Meeting in Lieu of the Regular Annual Meeting of Shareholders of Gloucester Bank & Trust Company, to be held on May 23, 1998, at 72-74 Rogers Street, Gloucester, Massachusetts, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote as indicated below. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

      THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED BELOW UNLESS AUTHORITY IS WITHHELD OR OTHERWISE INDICATED. ALL PROXIES EXECUTED CORRECTLY WILL BE VOTED AS DIRECTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(1) Election of Nominees. Election of seven Directors to serve until the next annual meeting and until their successors are duly elected and qualified.

[ ]  FOR the nominees listed below         [ ]  WITHHOLD AUTHORITY to vote
     (except as marked to the contrary).        For the nominees listed below.

     Charles J. Ciaramitaro, Francis J. Elliott, Jr., Kenneth W. Gleason,
          David L. Marsh, Nicholas C. Psalidas, Robert J. Ryan, Sr.,
                            Donald E. Sudbay, Jr.

(INSTRUCTIONS: To withhold authority to vote for any nominee, write that nominee's name in the space provided below).

(2) Election of Secretary. Election of Kevin W. Nunes as Secretary until the next annual meeting and until his successor is duly elected and qualified.

      [ ]  FOR                [ ]  AGAINST            [ ]  ABSTAIN

(3) Ratification of Shatswell, MacLeod & Company. Ratification of the selection of Shatswell, MacLeod & Company as the Bank's independent certified public accountants.

      [ ]  FOR                [ ]  AGAINST            [ ]  ABSTAIN

(4) Ratification of Plan of Acquisition. To ratify and confirm the Plan of Acquisition dated March __, 1998, providing for the acquisition of the Bank by GBT Bancorp, a Massachusetts corporation.

      [ ]  FOR                [ ]  AGAINST            [ ]  ABSTAIN

(5) Other Matters. In their discretion upon the transaction of such other business as may properly come before the meeting and any adjournments thereof.

      [ ]  FOR                [ ]  AGAINST            [ ]  ABSTAIN


                                    Dated __________________________, 1998

                                    Shares Owned _________________________

                                    ______________________________________
                                    (Signature of Shareholder)

                                    ______________________________________
                                    (Signature if Jointly Held)

                                    When signing as attorney, executor,
                                    administrator, trustee or guardian,
                                    please give full title.  If more than
                                    one trustee, all should sign. All
                                    joint owners must sign.


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